Exhibit 99.1

NEWS RELEASE

Media Contacts:

Al Butkus (816) 467-3616
Media Relations (816) 467-3000

Investor Relations:

Neala Clark (816) 467-3562

AQUILA ANNOUNCES EXCHANGE OFFER

FOR ITS OUTSTANDING PREMIUM INCOME EQUITY SECURITIES

        Kansas City, MO. – June 2, 2005 – Aquila, Inc. (NYSE:ILA) today announced that it has filed a registration statement on Form S-4 in connection with an exchange offer involving its $345 million of 6.75% Premium Income Equity SecuritiesSM (“PIESSM”). Pursuant to the exchange offer, Aquila is offering to holders of PIES a conversion premium, payable in shares of Aquila common stock, in addition to the 8.0386 shares of Aquila common stock per PIES the holders would receive upon optional conversion in accordance with the existing terms and conditions of the PIES. The exact number of shares to be issued as the conversion premium per PIES validly tendered and accepted by the company for early conversion will be determined after the close of business on July 1, 2005, in accordance with a formula described in the premium offer prospectus incorporated in the registration statement (provided the total number of shares will not exceed 9.8039 shares per PIES).

        The exchange offer commences today and is scheduled to expire at 5:00 p.m., New York City time on July 6, 2005, unless extended or terminated by Aquila. Holders of PIES must tender their securities for early conversion prior to the expiration date if they wish to participate in the exchange offer. PIES tendered for early conversion pursuant to the exchange offer may be withdrawn at any time prior to the expiration date or after July 29, 2005, if the tendered PIES have not been accepted by Aquila for early conversion.

        Union Bank of California, N.A. is exchange agent for the exchange offer. Aquila urges holders of PIES to read its exchange offer materials, including the premium offer prospectus and related letter of transmittal, because they contain important information about the exchange offer. Copies of the premium offer prospectus and related letter of transmittal may be obtained from The Altman Group, Inc., which is serving as the information agent for the exchange offer. The Altman Group’s address and telephone number are as follows:

The Altman Group, Inc.
1275 Valley Brook Avenue
Lyndhurst, NJ 07071
Toll Free: (800) 461-9316

        Credit Suisse First Boston is the dealer manager for the exchange offer. “Premium Income Equity Securities” and “PIES” are service marks of Lehman Brothers Inc.

        Based in Kansas City, Missouri, Aquila operates electricity and natural gas distribution utilities serving customers in Colorado, Iowa, Kansas, Michigan, Minnesota, Missouri and Nebraska. The company also owns and operates power generation assets. At March 31, 2005, Aquila had total assets of $4.7 billion. More information is available at www.aquila.com.

        A REGISTRATION STATEMENT RELATING TO THE SECURITIES REFERENCED HEREIN HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE ISSUED OR PURCHASED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR BUY SECURITIES OR THE SOLICITATION OF AN OFFER TO SELL OR BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Forward-Looking Statements

Certain matters in this press release are forward looking regarding the timing of the exchange offer. There can be no assurance that Aquila will complete the exchange offer on the anticipated terms or at all. Successful completion and the timing of the exchange offer and actual results will depend on various factors, including without limitation the SEC declaring the registration statement effective, satisfaction of Aquila’s obligations under its dealer manager agreement, satisfying requirements of the New York Stock Exchange, and other conditions.

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